Exhibit 99.1

[Frisby Technologies, Inc. Logo]

FRISBY TECHNOLOGIES, INC. ANNOUNCES MANAGEMENT CHANGES

WINSTON-SALEM, N.C., JANUARY 14, 2003 – FRISBY TECHNOLOGIES, INC. (OTCBB:FRIZ.OB), announced today that Greg Frisby, the company’s founder, was removed from his position as Chief Executive Officer by a 3-2 vote of the Board of Directors. Mr. Frisby retained his role as Chairman of the Board of Directors. The company also announced that the Board voted unanimously to engage Anderson Bauman Tourtellot Vos & Co., a turn-around firm based in Greensboro, North Carolina (“ABTV”), to provide interim executive management and that Mr. Mark Gillis, Senior Vice President of ABTV, was appointed as the Company’s Chief Restructuring Officer and will immediately assume the role of the Company’s top executive officer. The Company does not currently plan to fill the chief executive officer position.

Frisby Technologies Inc. is a global leader in the development of temperature balancing materials for the apparel, footwear, sporting goods, and home furnishings industries. For more information, contact Frisby Technologies Inc. at 877-444-COMFORT or visit www.comfortemp.com.

Certain statements in this release are forward-looking in nature and relate to the company’s plans, objectives, estimates and goals. Words such as “expects,” “anticipates,” “intends,” “plans,” “projects,” “forecasts,” “believes,” and “estimates,” and variations of such words and similar expressions, identify such forward-looking statements. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this report. The statements are based on current expectations, are inherently uncertain, are subject to risks and uncertainties and should be viewed with caution. Actual results and experience may differ materially from those expressed or implied by the forward-looking statements as a result of many factors, including, without limitation, those set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Additional Business Risks” in the company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002 and under “Risk Factors” in the company’s Registration Statement on Form S-3/A filed with the Securities and Exchange Commission on May 30, 2002. To the extent permitted by law, the company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.